                                                                   EXHIBIT 10.57

                              EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 19, 2002,

among THE MIIX GROUP, INCORPORATED, a Delaware corporation ("MIIX Group"), NEW

JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation

("Underwriter"), each having offices at Two Princess Road, Lawrenceville, New

Jersey (together, the "Company") and STEWART GERSON (the "Employee"), residing at 146 Lorimer Avenue, Huntingdon Valley, PA 19006.

                                   WITNESSETH:

      WHEREAS, MIIX Group is the parent company of Underwriter owning all of the issued and outstanding common stock of Underwriter; and

      WHEREAS, the Company deems it to be in its best interest to secure and retain for the Company the services of the Employee and the Employee desires to work for the Company upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual promises and undertakings  contained herein and intending to be legally bound hereby, the parties hereto agree, as follows:

      1.    EMPLOYMENT BY THE COMPANY.

            1.1.  The term of this Agreement shall be for a period of two years commencing on March 19, 2002 and ending on March 18, 2004, unless earlier terminated by the Employee or the Company as provided and upon the terms set forth in this Agreement. This Agreement shall automatically renew for successive two year terms, unless notice of termination sixty days prior to the expiration of this Agreement is provided by either party.

            1.2.  POSITION AND DUTIES. The Employee is engaged hereunder as

Senior Vice President and Chief Financial Officer of MIIX Group and agrees to perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may be required of him by the

Chief Executive Officer or such other superior officer of MIIX Group. The

Employee agrees that, if requested, he shall serve as an officer of the Company and/or of any affiliate, without additional compensation. The Employee shall have the power and authority as shall reasonably be required to enable him to perform his duties under this Agreement in an efficient manner. The Employee agrees to perform the duties and responsibilities called for hereunder to the best of his ability and to devote his full time, energies and skills to such duties and to the promotion of the business and interests of the Company and any affiliate. The Employee may participate in charitable and similar activities,

may be a director of a company that does not compete with the Company or any affiliate (which shall not include a "competitor" as defined by Section 5.1 of this Agreement) and may have business interests in passive investments which,

from time to time, may require portions of his time, but such activities shall be performed in a manner consistent with his obligations hereunder.

      2.    COMPENSATION AND OTHER BENEFITS.

            2.1.  BASE SALARY. The Company shall pay to the Employee for the performance of his duties hereunder, an initial base salary of $300,000 per annum (the "Base


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Salary"), payable in accordance with the Company's normal payroll practices.

Thereafter, the amount of the Base Salary may be reviewed and adjusted as appropriate by the Board of Directors of MIIX Group, taking into account the recommendation of the Chief Executive Officer or such other superior officer of

MIIX Group, in accordance with executive compensation review practices.

            2.2.  RETENTION BONUS. In consideration of the Employee's acceptance and continuation of employment with the Company, the Company shall pay the

Employee a retention bonus which shall vest and be payable as follows: 25% of

Base Salary on September 19, 2002, 25% of Base Salary on March 19, 2003 and 50%

of Base Salary on September 19, 2003; provided, however, that upon the termination of the Employee's employment by the Company without cause following either a Change in Control (as defined in Section 3.5) or the placing of MIIX

Insurance Company by regulatory authorities into statutory rehabilitation or liquidation, the vesting and payment of any unpaid portion of the retention bonus shall be accelerated to the date of termination of the Employee's employment.

            2.3.  CASH INCENTIVE PLAN. The Employee shall be eligible to receive an annual bonus pursuant to MIIX Group's Cash Incentive Plan, or similar plans which may be in effect from time to time, at the discretion of the Board of

Directors of MIIX Group, based on the Company's and the Employee's achievement of goals and objectives established by the Board on an annual basis. The Board shall use its reasonable judgment in determining whether such goals and objectives have been met and the amount, if any, of the bonus to be


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paid to the Employee. Subject to the Board's discretion, the target cash bonus to be paid to the Employee upon full achievement of goals and objectives established by the Board shall be 50% of Base Salary. It is anticipated that any bonus will be paid on or before March 31 of the succeeding year.

            2.4.  AMENDED AND RESTATED 1998 LONG TERM INCENTIVE EQUITY PLAN. The

Employee shall be entitled to participate in MIIX Group's Amended and Restated

1998 Long Term Incentive Equity Plan ("Long Term Incentive Equity Plan"), or

similar plans which may be in effect from time to time for executives of the

Company. The Employee is hereby granted, effective March 19, 2002, a

Non-Qualified Stock Option, as defined in the Long Term Incentive Equity Plan,

to purchase 35,000 shares of common stock of MIIX Group pursuant to and which shall vest in accordance with the terms of the Long Term Incentive Equity Plan

Non-Qualified Stock Option Agreement, a copy of which is attached as Exhibit A

(the "Stock Option Agreement"). The Employee shall be entitled to receive dividend equivalents on such option shares as dividends are declared and paid on the common stock of MIIX Group, provided, however, that any such dividend equivalents, and the interest earned thereon, shall be forfeited as to any unvested option shares that are forfeited by the Employee pursuant to the terms of the Long Term Incentive Equity Plan. The Employee and MIIX Group shall,


simultaneous with the execution of this Agreement, execute the Stock Option

Agreement. The grant of any additional options to purchase shares of common stock of MIIX Group under the Long Term Incentive Equity Plan shall be at the


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sole discretion of the Board of Directors of MIIX Group and shall be based on the achievement of performance goals established by the Board.

            2.5.  RESTRICTED STOCK GRANT. The Employee is hereby granted,

effective as of the effective date of this Agreement, the right to receive

10,000 shares of MIIX Group common stock valued as of the effective date of this

Agreement that are restricted from transfer prior to vesting and for a period of one year from the date of vesting, of which one-third shall vest on September

19, 2002, one-third shall vest on March 19, 2003 and one-third shall vest on

September 19, 2003; provided, however, that if the Employee's employment with the Company is terminated for any reason, either voluntarily or involuntarily,

his right to receive any shares of such restricted stock that have not vested as of the date of such termination of employment shall be forfeited, unless otherwise determined by the Board of MIIX Group as provided in the Long Term

Incentive Equity Plan. Upon vesting, and upon the request of the Employee, the

Company shall make a loan to the Employee on the same terms and conditions as loans under the Company's Stock Purchase and Loan Program, in an amount equal to the tax that would be imposed in respect of such vesting at the highest marginal rate applicable to individuals under the Internal Revenue Code and to residents in the state of residence of the Employee.

            2.6.  DEFERRED COMPENSATION. The Employee shall be eligible to participate in the Company's Deferred Compensation Plan, or similar plans which may be in effect from time to time, by which the Employee is permitted to defer compensation and receive benefits in a future year in accordance with the terms of the Deferred Compensation

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Plan. The Employee and the Company shall, simultaneous with the execution of this Agreement, execute the Deferred Compensation Plan, a copy of which is attached hereto as Exhibit B.

            2.7.  EMPLOYEE BENEFITS. During the term of this Agreement, the

Employee shall be entitled to participate in all of the benefit programs provided to similar employees of the Company, including, without limitation, all medical, disability, dental and life insurance benefits, retirement programs,

incentive compensation plans, automobile expense reimbursement programs ($9,000 annually; paid out in bi-weekly payroll), executive perk accounts (4% of Base

Salary) and other employee benefit programs now in existence or hereafter adopted by the Company, as such plans, programs, practices or policies may be in effect from time to time.

            2.8.  VACATION. In addition to such holidays as are established by the policies of the Company, the Employee shall be entitled to 35 days of paid time off in accordance with the Company's Paid Time Off policy as applicable to executives of the Company, as in effect from time to time, during which his compensation shall be paid, provided, however, that the Employee may not take more than two consecutive weeks of vacation without the prior approval of the

Chief Executive Officer or such other superior officer of MIIX Group. Unused vacation time can be carried over only in accordance with the Company's Paid

Time Off policy.

            2.9.  REIMBURSEMENT OF EXPENSES. The Company shall reimburse the

Employee for all reasonable expenses incurred by the Employee in connection with his


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employment hereunder, provided, however, that such expenses were incurred in conformance with the policies of the Company, as established from time to time,

and the Employee submits detailed vouchers and other records reasonably required by the Company in support of the amount and nature of such expenses.

            2.10. TAXES AND WITHHOLDING. All compensation payable and other benefits provided under this Agreement shall be subject to customary withholding for income, F.I.C.A. and other employment taxes.

            2.11. PHYSICAL EXAMINATION. The Employee shall submit to a physical examination by a qualified physician on an annual basis which shall be paid for by the Company and the results of such examination shall be made available to the Company.

      3.    TERMINATION OF EMPLOYMENT.

            3.1.  DEATH OF THE EMPLOYEE. The Employee's employment under this

Agreement shall terminate immediately upon the Employee's death and the

Employee's estate (or his beneficiary as may be appropriate) shall be entitled to receive:

            (a)   the balance of his accrued and unpaid Base Salary,

            (b)   unreimbursed expenses,

            (c)   unused accrued paid time off through the date of his death,

      and

            (d)   any other benefits earned by the Employee and vested (if

      applicable) as of the date of his death under any employee benefit plan of

      MIIX Group or its affiliates in which the Employee participates.


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            3.2.  DISABILITY OF EMPLOYEE. If the Employee, in the reasonable opinion of the Company, is unable to perform his duties under this Agreement by reason of incapacity, either physical or mental, as determined in accordance with the MIIX Group of Companies Long Term Disability Group Benefit Plan (the

"LTD Plan"), or similar plan which may be in effect from time to time, the

Company shall have the right to terminate the Employee's employment upon written notice to the Employee, whereupon such termination shall be effective as of the date specified in such notice (the "Termination Date") and the Company shall have no further obligations under this Agreement, except the obligation to pay to the Employee:

            (a)   the balance of his accrued and unpaid Base Salary,

            (b)   unreimbursed expenses,

            (c)   unused, accrued paid time off through the Termination Date,

            (d)   any other applicable severance payments provided for in

      Section 4 hereof, and

            (e)   any other benefits earned by the Employee and vested (if

      applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Employee participates.


      If the Company determines not to terminate the Employee's employment in the event of a disability as allowed under this Section 3.2, the Company shall continue to pay Base Salary to the Employee for a period of up to ninety days,

and shall pay the difference between Base Salary and benefits paid to the

Employee under the LTD Plan for a period of


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

up to six months thereafter, paid in accordance with the Company's normal payroll practices, while the Employee is not working. If the Employee, in the reasonable opinion of the Company, remains disabled at the end of such nine month period, his employment shall be deemed terminated and he shall receive the benefits provided for in this Section 3.2.

            3.3.  TERMINATION FOR CAUSE.

      1.    For purposes of this Agreement, "for cause" shall mean the termination of the Employee's employment with the Company as a result of any of the following:

            (a)   the willful engaging by the Employee in conduct which is

      materially injurious to or contrary to the best interests of the Company, monetarily or otherwise;

            (b)   the willful failure by the Employee to perform such duties as may be delegated or assigned to the Employee by the Chief Executive

      Officer or such other superior officer of MIIX Group;

            (c)   the willful failure by the Employee to follow the directives or instructions of the Chief Executive Officer or such other superior officer of MIIX Group;

            (d)   the repeated and consistent failure of the Employee to be

      present at work and devote his full time best efforts to the performance of his duties under this Agreement, except as set forth above in connection with the Employee's disability;


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            (e)   gross negligence in the performance of his duties on behalf of the Company;

            (f)   the Employee's conviction of, or plea of no contest to, a

      felony or any crime involving moral turpitude; or

            (g)   the commission by the Employee of an act, or the omission of an act, that would constitute a material breach of this Agreement.

      2.    The Employee's employment under this Agreement shall terminate immediately upon written notice from the Company that the Company is terminating the Employee for cause. Upon the Company's termination of the Employee for cause, the Company shall be required to pay to the Employee:

                  (a)   the balance of his accrued and unpaid Base Salary,

                  (b)   unreimbursed expenses,

                  (c)   unused, accrued paid time off through the Termination

      Date, and

                  (d)   any other benefits earned by the Employee and vested (if

      applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Employee participates.

            3.4.  TERMINATION WITHOUT CAUSE. The Company may terminate the

Employee's employment without cause under this Agreement at any time upon written notice to the Employee specifying the date of termination. In the event of a termination without cause, the Company shall make payments to the Employee in accordance with Section 4 below.


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            3.5.  TERMINATION FOLLOWING A CHANGE IN CONTROL.

      1.    In the event that the Company terminates the Employee's employment during the six month period following a Change in Control (as hereinafter defined), the Employee shall be entitled to receive:

                  (a)   the accrued and unpaid balance of his Base Salary,

                  (b)   Base Salary for the 36 month period following the

Termination Date, paid, at the option of the Company, in accordance with the

Company's normal payroll practices or in a lump sum,

                  (c)   unreimbursed expenses,

                  (d)   unused, accrued paid time off through the Termination

Date,

                  (e)   any other benefits earned by the Employee and vested (if

applicable) as of the Termination Date under the terms of any employee benefit plan of the Company or its affiliates in which the Employee participates, and

                  (f)   for the 36 month period following the Termination Date,

coverage for the Employee and his dependents (if applicable) under the standard health benefit plans of the Company in which the Employee participates.

      In addition to the foregoing, upon the termination of the Employee's employment during the six month period following a Change in Control, all unvested restricted stock grants and stock option grants shall vest on the

Termination Date and such vested stock options may be exercised for a period of three months following the Termination Date after which they shall be deemed terminated and no longer exercisable.


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      The Company shall also be responsible for any tax penalty which may be imposed upon the Employee in connection with the payments to be made or the vesting of restricted stock or stock option grants under this Section 3.5.

      2.    For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events:

            (a)   the acquisition in one or more transactions by any "Person"

(as such term is used for purposes of Section 13(d) or Section 14(d) of the

Securities Exchange Act of 1934, as amended) but excluding, for this purpose,

MIIX Group or its affiliates or any employee benefit plan of MIIX Group or its affiliates, of "Beneficial Ownership" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of thirty-five percent (35%) or more of the combined voting power of MIIX Group's then outstanding voting securities.

            (b)   the individuals who, as of the date hereof, constitute the

Board of Directors of MIIX Group (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by MIIX Group's shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board,

such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in

Control, and after any such reduction the "Incumbent Board" shall mean the Board as so reduced;


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            (c)   a merger or consolidation involving MIIX Group if the

shareholders of MIIX Group, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or a complete liquidation or dissolution of MIIX Group or a sale or other disposition of all or substantially all of the assets of MIIX

Group; or

            (d)   the acceptance by the shareholders of MIIX Group of shares in a share exchange if the shareholders of MIIX Group, immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than sixty-five percent (65%) of the combined voting power of the outstanding voting securities of the corporation resulting from such share exchange.

            3.6.  TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment under this Agreement at any time upon not less than thirty days prior written notice to the Company. The Company may, however, elect to accelerate the date of termination. In the event of such a termination, the Company shall be required to pay to the Employee:


                  (a)   the balance of his accrued and unpaid Base Salary,

                  (b)   unreimbursed expenses,

                  (c)   unused, accrued paid time off through the Termination

      Date,


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                  (d)   any other benefits earned by the Employee and vested (if

      applicable) as of the Termination Date under any employee benefit plan of the Company or its affiliates in which the Employee participates.

4.    SEVERANCE.

      4.1.  PAYMENTS BY THE COMPANY. In the event that the Company terminates the Employee's employment without cause, or in the event that the Company determines to terminate the Employee's employment under Section 3.2 hereof, the

Employee shall be entitled to receive:

            (a)   the balance of his accrued and unpaid Base Salary,

            (b)   unreimbursed expenses,

            (c)   unused, accrued paid time off through the Termination Date,

            (d)   any other benefits earned by the Employee and vested (if

      applicable) as of the Termination Date under any employee benefit plan of the Company or any affiliate in which the Employee participates,

            (e)   for the 24 month period following the Termination Date,

      coverage for the Employee and his dependents (if applicable) under the standard health benefit plans of the Company in which the Employee participates, and

            (f)   Base Salary, paid in accordance with the Company's normal

      payroll practices, commencing on the Termination Date and ending 24 months from the Termination Date; provided, however, that in the event that the

      Employee has



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      obtained full-time employment with any third party or as an independent consultant at any time following 12 months from the Termination Date:

            (a)   at an annual amount equal to or greater than his Base Salary at the Company on the date of his termination, the payments provided for in this subsection shall cease; or

            (b)   at an annual amount lower than his Base Salary at the Company on the date of his termination, the Company shall pay to the Employee an amount equal to such difference from the date on which the Employee obtains such full-time employment through the end of the 24 month payment period. Following the expiration of 12 months from the Termination Date,

      and except during any period of disability as described in Section 3.2,

      the Employee shall have a duty to undertake to secure new employment. The

      Employee shall immediately notify the Company in writing of such employment and any payments received by the Employee.

      In addition to the foregoing, upon the termination of the Employee's employment without cause, all unvested restricted stock grants and stock option grants that would have vested during the 24 month period following the

Termination Date shall vest on the Termination Date and such vested stock options may be exercised for a period of three months following the Termination

Date after which they shall be deemed terminated and no longer exercisable.


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            4.2.  RESIGNATIONS FROM POSITIONS. The Employee specifically agrees that upon his termination of employment with the Company, whether voluntary or involuntary, his position as an officer or as a member of the Board of Directors of MIIX Group, MIIX Insurance Company, Underwriter or any affiliate shall cease and this Agreement shall constitute notice of the Employee's resignation in such regard.

      5.    NON-COMPETITION.

            5.1.  DEFINITION OF "COMPETITOR". For purposes of this Agreement,

"competitor" shall mean any company engaged in or about to be engaged in the business of selling or marketing a product or service in the medical professional liability insurance business which is similar to any product or service sold or marketed or about to be sold or marketed by the Company or any affiliate and the successors thereof, respectively.


            5.2.  TERM OF NON-COMPETITION. The Employee agrees that for so long as he is employed by the Company and for a period of one year after the termination thereof, whether voluntary or involuntary, he will not, directly or indirectly, whether for compensation or not, own, manage, operate, join, control or participate in, or be connected as a stockholder, officer, employee, partner,

creditor, guarantor, consultant, advisor or otherwise, with a competitor that is engaged in or about to be engaged in business in any geographic area where the

Company or any affiliate are doing business. The foregoing shall not be construed, however, as preventing the Employee from investing his assets in such form or manner as will not require services on the part of the Employee in the operations of the businesses in which such investments are made and provided that any such business is


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publicly-owned and the interest of the Employee therein is solely that of a passive investor owning not more than five (5%) percent of the outstanding equity securities of any such business.

            5.3.  SOLICITATION OF COMPANY CLIENTS. For the period of one year after the termination of the Employee's employment with the Company or any affiliate, whether voluntary or involuntary, the Employee shall not, directly or indirectly, call upon or solicit insurance or consulting business from any person or entity who is or was a client of the Company or any affiliate at any time within a period of twelve months immediately prior to the Termination Date,

or any broker, agent or consultant of such person or entity, without the express written consent of the Company.

            5.4.  SOLICITATION OF COMPANY EMPLOYEES. For the period of one year after the termination of the Employee's employment with the Company or any affiliate, whether voluntary or involuntary, the Employee shall not, directly or indirectly, hire, retain or engage as a director, officer, employee, agent,

consultant, advisor or in any other capacity any person or persons who are employed by the Company or any affiliate or who were at any time within a period of six months immediately prior to the Termination Date employed by the Company or any affiliate or otherwise interfere with the relationship between such persons and the Company or its affiliates, without the express written consent of the Company.

            5.5.  REMEDIES. The parties acknowledge and agree that the

Employee's services hereunder are special, unique, unusual and extraordinary,

giving them peculiar


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value, the loss of which cannot be reasonably or adequately compensated solely by damages, and in the event that the Employee breaches any provision of this

Section 5, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the period of time or geographic area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the geographic area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this Agreement may be enforced during such period of time and in such geographic area as is adjudged to be reasonable. In the event that the Employee breaches any of the provisions of this Section 5, the Company also shall be entitled to cease all payments and benefits under the terms of this

Agreement and to pursue all remedies which the Company might have including, but not limited to, those contained in this Agreement.

      6.    CONFIDENTIALITY.

            6.1.  DEFINITION OF "CONFIDENTIAL INFORMATION". For the purposes of this Agreement, "Confidential Information" shall mean all information about the

Company or any affiliate relating to any of their products or services or any phase of their operations, including, without limitation, business plans and strategies, trade secrets, marketing and distribution information, business results, underwriting information and methods, identities of insureds and claims defense and recovery methods and procedures not generally known through legitimate means to any of its competitors, with which the Employee becomes acquainted during the term of his employment.


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            6.2.  CONFIDENTIAL TREATMENT. During the time of employment, or at any time thereafter, the Employee shall not disclose or make available to any person or entity any Confidential Information without the express prior written authorization of the Company. All records, files, materials and Confidential

Information obtained by the Employee in the course of his employment with the

Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. Upon the termination of the Employee's employment with the Company or any affiliate, or at any time upon the request of the Company, the Employee (or his heirs or personal representatives, as applicable) shall deliver to the Company all documents and materials containing Confidential Information relating to the business or affairs of the Company or its affiliates, or their customers or clients, and all other documents, materials and other property belonging to the Company or its affiliates, or their customers or clients that are in the possession or under the control of the Employee.

            6.3.  REMEDIES. The parties acknowledge and agree that Confidential

Information is vital to the operations of the Company and its affiliates and that the loss suffered by breach of any of the provisions of this Section 6 cannot be reasonably or adequately compensated for by damages, and in the event that the Employee breaches this Section, the Company shall be entitled to equitable relief by way of injunction or otherwise. In the event that the

Employee breaches any of the provisions of this Section 6, the Company also shall be entitled to cease all payments and benefits under the terms of this

Agreement


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and shall be entitled to pursue all remedies which the Company might have including, but not limited to, those contained in this Agreement.

      7.    SEVERABILITY. The terms of this Agreement and each Paragraph and

Section hereof shall be considered severable and the invalidity or unenforceability of any part thereof shall not affect the validity or enforceability of the remaining portions or provisions hereof.

      8.    NOTICES. Any notice required or permitted to be given under this

Agreement shall be sufficient, if in writing and delivered by mail or overnight delivery service, to his residence, in the case of the Employee or to its principal office in the case of the Company.

      9.    ASSIGNMENT. The rights and obligations of the Company under this

Agreement shall inure to the benefit of and be binding upon its successors and assigns. Neither this Agreement nor any rights or interests herein or created hereby may be assigned or otherwise transferred voluntarily or involuntarily by the Employee.

      10.   WAIVER. The waiver by the Company or the Employee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

      11.   APPLICABLE LAW. This Agreement shall be interpreted and construed under the laws of the State of New Jersey without reference to principles of conflicts of laws.

      12.   JURISDICTION. Employee and the Company agree to submit to the jurisdiction of the federal and state courts in New Jersey for purposes of the enforcement of or any dispute concerning this Agreement and that any proceeding to enforce or involving


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any dispute concerning this Agreement shall be brought exclusively in the federal or state courts in New Jersey.

      13.   ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This

Agreement may not be changed, altered or amended except by an agreement in writing signed by the party against whom enforcement of any waiver, change,

modification, extension or discharge is sought.

      14.   COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          THE MIIX GROUP, INCORPORATED


                                          By:
                                             ----------------------------------

                                          NEW JERSEY STATE MEDICAL
                                          UNDERWRITERS, INC.


                                          By:
                                             ----------------------------------

                                          -------------------------------------
                                                      STEWART GERSON


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